ENDORSEMENT

In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner. For purposes of this Endorsement, reference to "Contract" will also include "Certificate".

The following sections of your Contract are hereby amended:

AMOUNT OF ANNUITY BENEFITS: Paragraphs six through eight are replaced by the following:

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 2.5% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G" adjusted to a unisex basis based on a 20%-80% split of males and females, at pivotal age 55.

If a variable annuity form is available from us, then the amounts required will be calculated by us based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G" and a modified two year age setback and a 20%-80% split of males and females, at age 55 and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever will apply, as we will inform you.

We will calculate amounts required for ages or for annuity forms not shown or for other annuity forms on the same actuarial basis.

PAYMENT OF BENEFITS AND REQUIRED MINIMUM DISTRIBUTION RULES. The TABLES OF GUARANTEED ANNUITY PAYMENTS are replaced with the following:

                      TABLES OF GUARANTEED ANNUITY PAYMENTS

 Amount of Fixed Annuity Benefit Payable on the Joint and Survivor Life Annuity
    Form (with 100% of the amount to continue to the spouse) provided by an application of $1,000.

Age       60      61      62     63      64      65     66      67      68      69     70
60        3.32    3.35    3.37   3.40    3.42    3.44   3.46    3.48    3.50    3.52   3.54
61                3.37    3.40   3.42    3.45    3.47   3.50    3.52    3.54    3.56   3.58
62                        3.43   3.45    3.48    3.50   3.53    3.55    3.58    3.60   3.62
63                               3.48    3.51    3.54   3.56    3.59    3.62    3.64   3.67
64                                       3.54    3.57   3.60    3.63    3.65    3.68   3.71
65                                               3.60   3.63    3.66    3.69    3.72   3.75
66                                                      3.66    3.70    3.73    3.76   3.79
67                                                              3.73    3.77    3.80   3.83
68                                                                      3.80    3.84   3.88
69                                                                              3.88   3.92
70                                                                                     3.96

                    ANNUITY BENEFIT PAYABLE ON THE LIFE FORM
                     (PROVIDED BY AN APPLICATION OF $1,000)

                  FIXED                              VARIABLE ANNUITY BENEFIT
                  ANNUITY                            IF ASSUMED BASE RATE OF
AGE               BENEFIT                            NET INVESTMENT RETURN IS
---               -------                            ------------------------
                   2.5%                                3.5%              5.0%
-------------------------------------------------------------------------------
60                 3.80                                 4.26            5.18
61                 3.87                                 4.32            5.24
62                 3.95                                 4.38            5.31
63                 4.03                                 4.45            5.37
64                 4.11                                 4.53            5.44
65                 4.20                                 4.61            5.52
66                 4.29                                 4.69            5.60
67                 4.39                                 4.78            5.68
68                 4.50                                 4.87            5.78
69                 4.61                                 4.97            5.87
70                 4.73                                 5.07            5.98


AXA EQUITABLE LIFE INSURANCE COMPANY


/s/ Christopher M. Condron                 /s/ Pauline Sherman
Christopher M. Condron                     Pauline Sherman
Chairman and Chief Executive Officer       Senior Vice President, Secretary and
                                           Associate General Counsel


2004GAPIR                                                                EDC